                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       Applied Extrusion Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]

Applied Extrusion Technologies, Inc.
3 Centennial Drive
Peabody, Massachusetts 01960

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 31, 2001

                            ------------------------

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Applied Extrusion Technologies, Inc. will be held at the 36th Floor Conference Center, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m. on Wednesday, January 31, 2001 for the following purposes:

    1.  To elect two Class III directors.

    2.  To approve the Corporation's 2001 Stock Option Plan for Directors.

    3. To transact any other business that may properly come before the Meeting or any adjournment thereof.

    Stockholders of record at the close of business on December 7, 2000 are entitled to notice of and to vote at the Meeting.

    If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Anthony J. Allott
                                          ASSISTANT SECRETARY

December 15, 2000

                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 31, 2001

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

    The enclosed form of proxy is solicited on behalf of the Board of Directors of Applied Extrusion Technologies, Inc. ("AET" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the 36th Floor Conference Center, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m. on Wednesday, January 31, 2001 or at any adjournment thereof. A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date,
(ii) by otherwise delivering a written revocation to the Assistant Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

    The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its directors, officers and regular employees to solicit proxies personally and by mail, telephone or telegram from brokerage houses and other shareholders. The Company has retained the services of MacKenzie Partners, Inc. to assist with the solicitation of proxies on behalf of the Company, at an anticipated cost of approximately $3,000 plus expenses. The Company will also reimburse brokers, banks and other custodians, nominees and fiduciaries and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

    In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on December 7, 2000 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 11,836,036 shares of Common Stock, each of which is entitled to one vote on each matter to come before the Meeting. This proxy statement and the enclosed proxy are being mailed to Stockholders on the same date as the date of the Notice of Annual Meeting.

    Consistent with state law and under the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy at a meeting, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. The majority of votes properly cast shall determine all matters other than elections to office, and the two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have or does not exercise the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on any matter.

    The Annual Report to Stockholders for AET's fiscal year ended September 30, 2000 accompanies this proxy statement. The principal executive offices of AET are located at 3 Centennial Drive, Peabody, Massachusetts 01960.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

    The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the two nominees named below, both of whom are currently directors of the Company, unless authority to vote for the election of one or more of such nominees is withheld by marking the proxy to that effect.

    Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. Pursuant to the Restated Certificate of Incorporation and By-laws, the nominees include the two directors standing for reelection and designated as Class III Directors, whose terms expire at the 2001 Annual Meeting. The enclosed proxy cannot be voted for a greater number of persons than two.

    If Item No. I is approved, Richard G.Hamermesh and Joseph J. O'Donnell will be elected as Class III Directors for a term of three years expiring at the 2004 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

    It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

NOMINEES

NAME, AGE (AS OF DECEMBER 1, 2000),                           DIRECTOR     TERM
BUSINESS AND CURRENT DIRECTORSHIPS                             SINCE     EXPIRES
-----------------------------------                           --------   --------
RICHARD G. HAMERMESH, 52--Director of the Company; since       1986       2001
  June 1998, a director of Vialog Corporation, a provider of audio, video, and internet conferencing services; since
  August 1987, Managing Partner, Center for Executive
  Development, an independent executive education and
  training firm; Director of BE Aerospace, Inc., a
  manufacturer of cabin interior products for commercial
  aircraft.

JOSEPH J. O'DONNELL, 56--Director of the Company; since        1986       2001
  1978, Chairman of the Board and Chief Executive Officer of
  Boston Concessions Group, Inc., a company that manages
  food service operations in approximately 40 states in the
  leisure and recreation markets.

CURRENT DIRECTORS

NAME, AGE (AS OF DECEMBER 1, 2000),                           DIRECTOR     TERM
BUSINESS AND CURRENT DIRECTORSHIPS                             SINCE     EXPIRES
-----------------------------------                           --------   --------
AMIN J. KHOURY, 61--Founder and Chairman of the Board of       1986       2002
  Directors of the Company since October 1986; from October
  1986 to August 1993, Chief Executive Officer of the
  Company; President of the Company from August 1988 through
  November 1992; Founder and Chairman of the Board of
  Directors of BE Aerospace, Inc., a manufacturer of cabin
  interior products for commercial and general aircraft;
  Member of the Board of Directors of Brooks Automation,
  Inc., a leader in semiconductor tool and factory
  automation solutions for the global semiconductor
  industry, and a member of the Board of Directors of
  Synthes-Stratec, the world's leading orthopedic trauma
  company.

THOMAS E. WILLIAMS, 54--Director, President and Chief          1992       2002
  Operating Officer of the Company since December 1992;
  Chief Executive Officer of the Company since August 1993;
  from 1988 until 1992, President and Chief Executive
  Officer of Home Innovations, Inc., a home furnishings
  company; from 1980 until 1988, held a number of executive
  positions with PepsiCo, Inc.

MARK M. HARMELING, 47--Director of the Company; since 1991,    1986       2002
  President of Bay State Realty Advisors, a real estate
  consulting firm; from 1997 to 1999, an executive of the
  A.G. Spanos Corporation, a leading developer of
  multi-family residential complexes; from 1985 to 1991,
  President of Intercontinental Real Estate Corporation, a
  real estate holding and development corporation; Director
  of Universal Holding Corporation, an insurance holding
  company.

NADER A. GOLESTANEH, 40--Director of the Company; since        1986       2003
  1990, President of Centremark Properties, Inc., a real
  estate management and development company; since 1986,
  attorney in private practice in Boston, Massachusetts.

PAUL W. MARSHALL, 58--Director of the Company; since 1996,     1986       2003
  Professor of Management, Harvard Business School; from
  1992 to 1997, Chairman of the Board and Chief Executive
  Officer of Rochester Shoe Tree Company, Inc., a
  manufacturer and distributor of cedar shoe trees and other cedar and shoe care products; from 1989 to 1991, Chairman
  of Industrial Economics Company, a management consulting
  firm; from 1989 to 1992, Adjunct Professor, Harvard
  Business School; Director of Raymond James Financial
  Corporation, a regional brokerage firm.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held four meetings during the fiscal year ended September 30, 2000. Each incumbent director attended at least 75% of the Board meetings and the meetings held by committees on which he served during such fiscal year. The Board of Directors currently has two standing committees, the Audit Committee and the Stock Option and Compensation Committee (the "Compensation Committee"). The Company does not have a standing Nominating Committee.

    The Audit Committee, which for the fiscal year ended September 30, 2000 was composed of Richard G. Hamermesh and Joseph J. O'Donnell, held three meetings during such fiscal year. The Audit Committee recommends to the Board of Directors the independent auditors to be engaged by the Company, reviews with management and with the independent auditors the Company's internal accounting procedures and controls, and reviews with the independent auditors the scope and results of their audit, as well as the scope of the auditor's internal activities.

    The Compensation Committee, which in fiscal 2000 was composed of Nader A. Golestaneh and Mark M. Harmeling, held one meeting and acted pursuant to written consent on eleven occasions during the fiscal year ended September 30, 2000. The Compensation Committee provides recommendations to, and may act on behalf of, the Board regarding compensation matters, and administers the Company's stock option and compensation plans.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 1, 2000 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company,
(ii) each of the chief executive officer and the Company's four other most highly compensated executive officers who were serving at the end of fiscal 2000 (collectively, the "Named Executive Officers") and each director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              -----------------------
                                                                          PERCENT OF
                                                              NUMBER OF   OUTSTANDING
NAMES                                                          SHARES      SHARES(1)
-----                                                         ---------   -----------
Dimensional Fund Advisors Inc ..............................    872,200       7.37%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Goldsmith & Harris, Inc. ...................................    840,950       7.10%
  80 Pine Street
  New York, NY 10005
J. & W. Seligman & Co. Incorporated ........................    766,000       6.47%
  100 Park Avenue--8th Floor
  New York, NY 10006
T. Rowe Price Associates, Inc. .............................    750,000(2)     6.34%
  100 E. Pratt Street
  Baltimore, MD 21202
TCW Group, Inc. ............................................    593,700       5.02%
  865 South Figueroa Street
  Los Angeles, CA 90017
Thomas E. Williams(*+)......................................    522,811(3)     4.42%
Amin J. Khoury(*+)..........................................    475,250(4)     4.02%
David N. Terhune(*).........................................    308,913(5)     2.61%
Anthony J. Allott(*)........................................     89,023(6)       **
Paul W. Marshall(+).........................................     79,382(7)       **
Mark S. Abrahams(*).........................................     77,339(8)       **
Joseph J. O'Donnell(+)......................................     57,500(9)       **
Mark M. Harmeling(+)........................................     57,500(10)       **
Richard G. Hamermesh(+).....................................     53,375(11)       **
Nader A. Golestaneh(+)......................................     35,000(12)       **
All directors and executive officers as a group (10           1,756,093(13)    14.86%
  persons)..................................................

------------------------

   * Named Executive Officer

   + Director of the Company

  ** Less than 1 percent

 (1) For purposes of determining beneficial ownership, owners of options exercisable within sixty days are considered the beneficial owners of the shares of Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the Securities and Exchange Commission) that only the person or persons whose ownership is being reported has exercised such options for Common Stock. As of December 1, 2000, there were 11,836,036 shares of Common Stock issued and outstanding.

 (2) Includes holdings attributable to T. Rowe Price Small Cap Value Fund, Inc.

 (3) Includes (i) 443,750 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days,
     (ii) 11,300 shares held by the AET Executive Deferred Compensation Plan Trust, (iii) 13,508 shares held by the 1996 AET Employee Stock Purchase Plan, and (iv) 4,253 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Williams.

 (4) Includes 368,750 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

 (5) Includes (i) 262,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days,
     (ii) 8,298 shares held by the AET Executive Deferred Compensation Plan Trust, (iii) 7,089 shares held by the 1996 AET Employee Stock Purchase Plan, and (iv) 4,026 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Terhune.

 (6) Includes (i) 68,750 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 600 shares held by the AET Executive Deferred Compensation Plan Trust,
     (iii) 10,341 shares held by the 1996 AET Employee Stock Purchase Plan, and
     (iv) 4,332 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Allott.

 (7) Includes (i) 10,000 shares held by Mr. Marshall as trustee of the Paul Marshall Self Employed Retirement Plan and (ii) 57,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

 (8) Includes (i) 65,625 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days,
     (ii) 2,681 shares held by the AET Executive Deferred Compensation Plan Trust, and (iii) 4,033 shares held in the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Abrahams.

 (9) Includes 57,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

 (10) Includes 57,500 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days. Excludes 87,057 shares held in trusts for the benefit of Mr. Harmeling's children, of which Mr. Harmeling disclaims all beneficial interest.

 (11) Includes 31,250 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

 (12) Includes 35,000 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

 (13) Includes and excludes the shares described in notes (3) through (12).

                                AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee is composed of Messrs. Hamermesh and O'Donnell. Each of the members of the Audit Committee is independent (as defined in NASD's listing standards).

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to governmental bodies or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such independent auditors, the CEO and the principal financial, accounting and legal personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters. A more detailed description of the functions of the Audit Committee can be found in the Company's Audit Committee Charter, attached to this proxy statement as Appendix A.

    The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2000 audited by Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP various maters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 2000 for filing with the Securities and Exchange Commission.

    With respect to the above matters, the Audit Committee submits this report.

          AUDIT COMMITTEE
           Richard G. Hamermesh
           Joseph J. O'Donnell

                             EXECUTIVE COMPENSATION

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Stock Option and Compensation Committee (the "Compensation Committee"), which is responsible for review and approval of compensation matters relating to executive officers of the Company and administering the Company's stock option plans, makes the following report on executive compensation for fiscal 2000.

    The Company's executive compensation program is designed to recruit, retain, reward and motivate talented executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly changing oriented polypropylene and apertured films industries.

    The Company relies primarily on four compensation components to motivate executive performance: annual salary, incentive cash bonuses, retirement benefits, and stock-based incentive compensation. Each of the Executive Officers of the Company has an employment agreement which establishes an annual base salary at a level the Company believes is at least comparable to companies in its industry and consistent with the range for comparable companies. To determine salary ranges for its executives, each year the Company utilizes a variety of compensation surveys generated by one or more independent consulting firms with expertise in compensation matters, and examines the compensation levels of executives with similar responsibilities in comparable organizations. Annual base salary of executives is targeted at levels which, together with incentive bonuses, would provide annual cash compensation to individual executives that is within the range of prevailing market compensation levels, with a significant portion of the executive's total cash compensation tied to whether corporate and/or unit performance for the year in question was above, below, or consistent with the Committee's expectations.

    In addition to base salary, each Executive Officer is eligible to receive an incentive cash bonus at the end of each fiscal year based upon corporate performance, that officer's individual performance, and in certain cases group performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to operating earnings and net income for the year compared to targets set forth in the Company's annual Business Plan approved by the Board of Directors at the beginning of each fiscal year. Because the Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, the Compensation Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance for the purpose of determining executive compensation. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria.

    The Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of the Company's long-term shareholders through the Company's stock-based incentive compensation program. Stock options are granted to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

    The compensation of Thomas E. Williams, the Company's Chief Executive Officer, was determined using the methods described above. Mr. Williams' salary for fiscal year 2000 was increased to $515,000, as a result of comparative salary surveys and the Company having achieved certain strategic objectives in fiscal 1999 and 2000. Mr. Williams received no bonus compensation for fiscal 2000. Mr. Williams was granted options to purchase 50,000 shares of Common Stock of the Company, in view of the successful achievement of the above-mentioned strategic objectives, and to provide additional incentives designed to retain and motivate Mr. Williams. The new options vest in four equal annual installments commencing on the first anniversary of the grant date.

    With respect to the above matters, the Compensation Committee submits this report.

           STOCK OPTION AND COMPENSATION COMMITTEE
           Mark M. Harmeling
           Nader A. Golestaneh

    The following tables set forth information with respect to the compensation of the Named Executive Officers earned during fiscal 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL                       LONG-TERM
                                                             COMPENSATION                   COMPENSATION
                                             --------------------------------------------   ------------
                                                                           OTHER ANNUAL        STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)(1)   BONUS($)(1)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------       --------   ------------   -----------   ---------------   ------------   ---------------
Thomas E. Williams..............    2000       465,000             --               --         50,000           41,226(2)
  President and                     1999       415,000             --               --         75,000           40,332(2)
  Chief Executive Officer           1998       415,000             --               --         50,000           36,828(2)

Amin J. Khoury..................    2000       465,000             --               --         50,000           23,229(3)
  Chairman of the Board             1999       415,000             --               --         75,000               --
                                    1998       415,000             --               --         50,000               --

David N. Terhune................    2000       350,625             --               --         50,000           26,822(4)
  Executive Vice President          1999       315,000             --               --         50,000           26,735(4)
  and Chief Operating Officer       1998       315,000             --               --         50,000           33,100(4)

Anthony J. Allott...............    2000       230,417             --               --         10,000           32,262(5)
  Senior Vice President,            1999       208,333        110,000               --         37,500            7,200(5)
  Chief Financial Officer and       1998       178,750         50,000               --         12,500            5,600(5)
  Treasurer

Mark S. Abrahams................    2000       202,794             --               --         10,000           22,450(5)
  Vice President and General        1999       208,000             --               --         25,000            7,200(5)
  Manager, Specialty Nets &         1998       193,333        138,000               --         12,500            5,600(5)
  Nonwovens Division

------------------------

(1) Includes amounts earned but deferred by the executive officer at the election of those officers pursuant to the Company's 401(k) Savings and Profit Sharing Plan or Executive Deferred Compensation Plan.

(2) Includes employer contributions under the Company's 401(k) Savings and Profit Sharing Plan, and life and disability insurance premiums paid by the Company pursuant to the terms of the employment agreement between the Company and Mr. Williams.

(3) Includes life and disability insurance premiums.

(4) Includes employer contributions under the Company's 401(k) Savings and Profit Sharing Plan, and life and disability insurance premiums paid by the Company pursuant to the terms of the employment agreement between the Company and Mr. Terhune; for 1998 includes moving and relocation expenses paid to Mr. Terhune.

(5) Includes employer contributions under the Company's 401(k) Savings and Profit Sharing Plan and Executive Deferred Compensation Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                    ------------------------------------------------------      VALUE AT ASSUMED
                                                   PERCENT OF                                 ANNUAL RATES OF STOCK
                                                 TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                                   GRANTED TO                                   OPTION TERM($)(2)
                                     OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION   -----------------------
NAME                                GRANTED(#)   FISCAL YEAR(1)   PRICE($/SH)      DATE          5%          10%
----                                ----------   --------------   -----------   ----------   ----------   ----------
Thomas E. Williams................    50,000           7.12%         $8.00       03/01/10     $251,558     $637,497
Amin J. Khoury....................    50,000           7.12%         $8.00       03/01/10     $251,558     $637,497
David N. Terhune..................    50,000           7.12%         $8.00       03/01/10     $251,558     $637,497
Mark S. Abrahams..................    10,000           1.42%         $8.00       03/01/10     $ 50,312     $127,499
Anthony J. Allott.................    10,000           1.42%         $8.00       03/01/10     $ 50,312     $127,499

------------------------

(1) Options were granted to over 130 employees through the course of fiscal
    2000.

(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the U.S. Securities and Exchange Commission. The potential realizable values stated are not discounted to their net present value.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                                         NUMBER OF        UNEXERCISED OPTIONS
                                                                    UNEXERCISED OPTIONS      IN-THE-MONEY
                                                                       AT FY-END(#)          AT FY-END($)
                                    SHARES ACQUIRED      VALUE         EXERCISABLE/          EXERCISABLE/
NAME                                ON EXERCISE(#)    REALIZED($)      UNEXERCISABLE       UNEXERCISABLE(1)
----                                ---------------   -----------   -------------------   -------------------
Thomas E. Williams................            --              --     443,750/131,250             $0/$0
Amin J. Khoury....................            --              --     368,750/131,250             $0/$0
David N. Terhune..................            --              --     262,500/112,500             $0/$0
Mark S. Abrahams..................            --              --      62,500/35,000              $0/$0
Anthony J. Allott.................            --              --      60,625/49,375              $0/$0

------------------------

(1) The closing price for the Company's Common Stock on the Nasdaq National Market System on September 30, 2000, the last trading day of the fiscal year, was $3.188 per share.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not officers of the Company (the "Eligible Directors") receive compensation of $2,500 per quarter, and Eligible Directors who are also committee members receive an additional $1,250 per quarter for each committee on which they serve. Eligible Directors also receive a $1,000 attendance fee for each meeting that they attend. In addition, Eligible Directors are entitled to participate in the Company's 1991 Stock Option Plan for Directors (the "1991 Directors' Plan"). Under the 1991 Directors' Plan, each Eligible Director is awarded an option covering 5,000 shares of Common Stock on June 30 of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director, excluding those individuals who are currently directors of the Company, is awarded an initial grant covering 25,000 shares of Common Stock as of the date of his or her first election as a director.

    The exercise price of all options granted under the 1991 Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable, subject to certain conditions which accelerate vesting, as follows:
25% on the first anniversary of the date of grant and an additional 25% each anniversary thereafter. On June 30, 2000, each Eligible Director was awarded an option to purchase 5,000 shares of Common Stock at a price of $5.25 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    THOMAS E. WILLIAMS. Mr. Williams and the Company have entered into an employment agreement pursuant to which he currently serves as President and Chief Executive Officer of the Company. The agreement became effective as of April 1, 1999 and extends through March 31, 2003, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Under the agreement, Mr. Williams currently receives an annual base salary of $515,000, and any annual incentive bonus payable to Mr. Williams is based on criteria established annually by the Company, with the maximum not to exceed 100% of his then current salary. If the Company terminates Mr. Williams' employment other than for death, disability or cause (as defined in the agreement), or if Mr. Williams terminates his employment for good reason (as defined in the agreement), the Company will continue to pay his salary and average bonus (as defined in the agreement), and provide certain other benefits until the longer of two years or the remaining term of the agreement. In the event of incapacity or death, Mr. Williams will be deemed to have been employed through the expiration date of the agreement for purposes of benefit vesting. Upon a change of control (as defined in the agreement) of the Company, the employment agreement will automatically extend for a period of four years from the date of such change of control, all outstanding and unvested options held by Mr. Williams will immediately vest, and the ability of the Company to relocate Mr. Williams or terminate him for cause is limited. Mr. Williams is prohibited for a period of two years following the termination of his employment with the Company from engaging in any activity which is competitive with the Company without the Company's written consent.

    AMIN J. KHOURY. Mr. Khoury and the Company have entered into an employment agreement pursuant to which he currently serves as Chairman of the Board of Directors of the Company. The agreement became effective as of April 1, 1999 and extends through March 31, 2003, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Under the agreement, Mr. Khoury currently receives an annual base salary of $515,000, and any annual incentive bonus payable to Mr. Khoury is based on criteria established annually by the Company, with the maximum not to exceed 100% of his then current salary. If the Company terminates Mr. Khoury's employment other than for death, disability or cause (as defined in the agreement), or if Mr. Khoury terminates his employment for good reason (as defined in the agreement), the Company will continue to pay his salary and average bonus (as defined in the agreement), and provide certain other benefits until the longer of two years or the remaining term of the agreement. In the event of incapacity or death, Mr. Khoury will be deemed to have been employed through the expiration date of the agreement for purposes of benefit vesting. Upon a change of control (as defined in the agreement) of the Company, the employment agreement will automatically extend for a period of four years from the date of such change of control, all outstanding and unvested options held by Mr. Khoury will immediately vest, and the ability of the Company to relocate Mr. Khoury or terminate him for cause is limited. Mr. Khoury is prohibited for a period of two years following the termination of his employment with the Company from engaging in any activity which is competitive with the Company without the Company's written consent.

    DAVID N. TERHUNE. Mr. Terhune and the Company have entered into an employment agreement pursuant to which he currently serves as Executive Vice President and Chief Operating Officer of the Company. The agreement became effective as of April 1, 1999 and extends through March 31, 2003, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Under the agreement, Mr. Terhune currently receives an annual base salary of $386,250, and any annual incentive bonus payable to Mr. Terhune is based on criteria established annually by the Company, with the maximum not to exceed 100% of his then current salary. If the Company terminates Mr. Terhune's employment other than for death, disability or cause (as defined in the agreement), or if Mr. Terhune terminates his employment for good reason (as defined in the agreement), the Company will continue to pay his salary and average bonus (as defined in the agreement), and provide certain other benefits until the longer of two years or the remaining term of the agreement. In the event of incapacity or death, Mr. Terhune will be deemed to have been employed through the expiration date of the agreement for purposes of benefit vesting. Upon a change of control (as defined in the agreement) of the Company, the employment agreement will automatically extend for a period of four years from the date of such change of control, all outstanding and unvested options held by Mr. Terhune will immediately vest, and the ability of the Company to relocate Mr. Terhune or terminate him for cause is limited. Mr. Terhune is prohibited for a period of two years following the termination of his employment with the Company from engaging in any activity which is competitive with the Company without the Company's written consent.

    In addition to the foregoing, the employment agreements between the Company and each of Messrs. Williams, Khoury, and Terhune entitle these executives to benefits provided pursuant to the Company's 1999 Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan adopted by the Company's Board of Directors in 1999. A participant qualifies for benefits under this plan after having been employed by the Company for at least ten years, not less than four of which must occur after adoption of the plan, or upon termination of employment as a result of death or incapacity. Benefit payments begin upon the later of the participant's sixtieth birthday or the last date of employment by the Company.

    Participants receive a monthly benefit under the plan, which is paid for ten years. The aggregate amount of these payments is based on a percentage of the greater of the participant's base salary at the time of termination or average compensation over a specified time period (as defined by the Plan), and is reduced by any amounts received under disability insurance policies paid or reimbursed by the Company. This percentage is presently equal to 50%. At the present benefit level, the plan would pay monthly benefits of $28,099, $26,980, and $15,179 to Messrs. Williams, Khoury, and Terhune, respectively, upon retirement. Following a participant's death, the participant's designee will receive the present value of benefits otherwise remaining to be paid in a discounted lump sum payment. Upon a change of control of the Company, a vested participant may elect to receive a discounted lump sum payment, and if the Company fails to meet certain minimum financial criteria, a participant will receive the aggregate of all benefits payable to him under the plan without discount.

    The Company must make payments into a trust sufficient to fund accrued and vested benefits under the plan and, upon a change in control, must contribute an amount equal to all benefits payable under this plan, whether vested or not. The trust's assets may be used only to pay benefits under the plan or, if the Company is insolvent, to make payments to the Company's creditors.

    ANTHONY J. ALLOTT. Mr. Allott and the Company have entered into an employment agreement pursuant to which he currently serves as Senior Vice President and Chief Financial Officer of the Company. This Agreement became effective as of April 1, 1999 and extends through March 31, 2002, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Under the agreement, Mr. Allott currently receives an annual base salary of $275,000, and any annual incentive bonus payable to Mr. Allott is based on criteria established annually by the Company, with the maximum not to exceed 100% of his then current salary. If the Company terminates Mr. Allott's employment for any reason other than death, incapacity or cause (as defined in the agreement), or if Mr. Allott terminates his employment for good reason (as defined in the Agreement), the Company will continue to pay his base salary and average bonus (as defined in the agreement), and provide certain other benefits for the longer of eighteen months or the remaining term of the agreement. In the event of incapacity or death, Mr. Allott will be deemed to have been employed through the expiration date of the agreement for purposes of benefit vesting. Upon a change of control (as defined in the agreement) of the Company, the agreement will automatically extend for a period of three years from the date of such change of control, all outstanding and unvested options held by Mr. Allott will immediately vest, and the ability of the Company to relocate Mr. Allott or terminate him for cause becomes more limited. Mr. Allott is prohibited for a period of two years following the termination of his employment with the Company from engaging in any activity which is competitive with the Company without the Company's written consent.

    MARK S. ABRAHAMS. Mr. Abrahams and the Company have entered into an employment agreement pursuant to which he currently serves as Vice President and General Manager, Specialty Nets & Nonwovens Division. The agreement became effective on April 1, 1999 and extends through March 31, 2002, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Under the agreement, Mr. Abrahams currently receives an annual base salary of $208,000, and any incentive bonus payable to Mr. Abrahams is based on criteria established annually by the Company. If the Company terminates Mr. Abrahams' employment for any reason other than death, incapacity or cause (as defined in the agreement), or if Mr. Abrahams terminates his employment for good reason (as defined in the Agreement), the Company will continue to pay his base salary and provide certain other benefits for the longer of one year or the remaining term of the agreement. In the event of incapacity or death, Mr. Abrahams will be deemed to have been employed through the expiration date of the agreement for purposes of benefit vesting. Upon a change of control (as defined in the agreement) of the Company, all outstanding and unvested options held by Mr. Abrahams will immediately vest, and the ability of the Company to relocate Mr. Abrahams or terminate him for cause becomes more limited. Mr. Abrahams is prohibited for a period of two years following the termination of his employment with the Company from engaging in any activity which is competitive with the Company without the Company's written consent.

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Dow Jones
Containers & Packaging Index, US Index, the Dow Jones Advanced Industrial Technology Index and the Standard & Poors Manufacturing (Diversified Industry) Index from September 30, 1995 through September 30, 2000, the last trading day of fiscal 2000. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the stocks comprising the respective indices on September 30, 1995 (including reinvestment of dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

APPLIED EXTRUSION TECHNOLOGIES
Cumulative Total Return
Sep-95Sep-96Sep-97Sep-98Sep-99Sep-00
APPLIED EXTRUSION TECHNOLOGIES10049.6646.9452.0440.1417.35
NASDAQ STOCK MARKET (U.S.)100118.68162.92165.5270.38358.96
DOW JONES ADVANCED INDUSTRIAL EQUIPMENT100124.16164.81117.74177.63315.24 S & P MANUFACTURING (DIVERSIFIED)100128.82179.33161.69253.42250.53
DOW JONES CONTAINERS & PACKAGING100108.56140.399.47116.5576.79

    This year's Performance Graph includes the Dow Jones Containers & Packaging Index (the "Packaging Index"), for the first time. The Packaging Index will replace the Dow Jones Advanced Industrial Technology Index in the Company's future proxy statements. The Company believes the Packaging Index includes stocks of companies in lines-of-business that are more similar to the Company's business than those companies that are included within the Dow Jones Advanced Industrial Technology Index and thus provides a better comparison for measurement of performance of the Company's Common Stock.

    The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Reports of the Compensation Committee and the Audit Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations, including written representations of its directors and officers that no other reports were required, during the fiscal year ended September 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties.

                                   ITEM NO. 2
                ADOPTION OF 2001 STOCK OPTION PLAN FOR DIRECTORS

GENERAL

    Subject to the approval of the stockholders, the Board of Directors has unanimously approved the 2001 Stock Option Plan for Directors (the "Directors' Plan"). The purpose of the Directors' Plan is to enhance the ability of the Company to attract and retain highly qualified non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions. The Directors' Plan is administered by a committee of the Board of Directors (the "Committee") and provides for the grant of non-qualified stock options to directors who are not employees of the Company ("Eligible Directors"). Directors who are employees of the Company are not eligible to participate in the Directors' Plan. As of December 15, 2000, there were five Directors eligible to participate in the Directors' Plan.

    Currently, non-employee directors receive options to purchase shares of Common Stock pursuant to the 1991 Stock Option Plan for Directors (the "1991 Directors' Plan"). The 1991 Directors' Plan specifies that no option shall be granted under that plan after ten years from the date on which the plan was adopted by the Board of Directors. The pending expiration of the authority to grant options under the 1991 Directors' Plan has made it necessary to adopt the new Directors' Plan. The shares reserved for issuance, but not subject to outstanding options under the 1991 Directors' Plan, will be de-registered.

DESCRIPTION OF DIRECTORS' PLAN

    A total of 500,000 shares of Common Stock have been reserved for issuance under the Directors' Plan. Each Eligible Director who has served as a Director for not less than ten years shall be awarded a service award option covering 25,000 shares of Common Stock (a "Service Award") on June 30, 2001. A person who becomes an Eligible Director after the date of adoption of the Directors' Plan shall be awarded an initial grant covering 25,000 shares of Common Stock (an "Initial Grant") on the date of his or her first election. In addition, each Eligible Director shall receive an option covering 10,000 shares of Common Stock on each June 30, commencing June 30, 2001 (the "Annual Grant Date"), provided such individual is then an Eligible Director and further provided that such Eligible Director has not received an Initial Grant in the twelve months preceding such Annual Grant Date. For fiscal year 2001, it is expected that Messrs. Hamermesh and O'Donnell, along with the three other Eligible Directors, will each receive service award options covering 25,000 shares of Common Stock and annual award grants of 10,000 shares of Common Stock, and that the non-executive directors as a group, including Messrs. Hamermesh and O'Donnell, will receive options covering 175,000 shares of Common Stock under the Directors' Plan. The Company believes such grants to the Eligible Directors promote ownership by each Eligible Director of a greater proprietary interest in the Company, thereby aligning such Director's interests more closely with the interests of the Stockholders of the Company.

    The exercise price of all options granted under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. As of December 7, 2000, the market price of the Common Stock was $2.4063 per share. Eligible Directors may pay for the Common Stock purchased under the Directors' Plan in cash or by check, with shares of Common Stock, by delivery of a promissory note or by delivery of an unconditional and irrevocable undertaking by a broker to pay the exercise price. Options expire 10 years after the date of grant and become exercisable as to 25% of the shares covered by such option on each of the first, second, third and fourth anniversaries of the date of the grant. Unvested options expire upon termination of status as a director or death. Generally, vested options expire three months after the termination of status as a director, but in the case of death, such vested options remain exercisable by the director's heirs or representatives for a period of six months. The Committee may amend the Directors' Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required by law.

    Upon a merger, consolidation or sale of substantially all of the assets or stock of the Company or a dissolution or liquidation of the Company (a "Transaction"), all options which are not exercisable at that time will become exercisable 20 days prior to the effective date of such Transaction and will terminate upon consummation of the Transaction, provided however, that the Company may instead arrange for the granting of replacement options if the transaction does not constitute a change of control of the Company, as defined in the Directors' Plan. Upon any change of control of the Company, as defined in the Directors' Plan, each option held by an Eligible Director will immediately become fully exercisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of certain federal income tax consequences associated with participation in the Directors' Plan is based on the law currently in effect. It does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Directors' Plan nor does it cover state, local or non-United States taxes.

    The options granted pursuant to the Directors' Plan are non-statutory options and no income is realized by the Eligible Director at the time the option is granted. Generally, at exercise, an Eligible Director realizes ordinary income, which is not subject to withholding, in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and a corresponding deduction will be available to the Company. Any gain or loss recognized upon a later sale is treated as capital gain or loss, either short-term or long-term depending on the applicable holding period for the sale.

RECOMMENDATION

    The Board of Directors recommends voting to approve the Directors' Plan because the Directors' Plan enhances the ability of the Company to attract and retain non-employee directors who can make significant contributions to the success of the Company and allows the Company to reward these directors for their contributions.

    An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the 2001 Stock Option Plan for Directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
ITEM 2.

                                 --------------

                                 AUDIT MATTERS

    Deloitte & Touche has been selected to audit the financial statements of the Company for the fiscal year ending September 30, 2001, and to report the results of their examination.

    A representative of Deloitte & Touche is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders submitted for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company no later than October 2, 2001 in order to be included in the Company's proxy statement for the 2002 Annual Meeting. In addition, if a stockholder wishes to present a proposal at the Company's 2002 Annual Meeting that will not be included in the Company's proxy statement and fails to notify the Company by no later than October 31, 2001, then the proxies solicited by the Board of Directors for the 2002 Annual Meeting will include discretionary authority to vote on the stockholder's proposal in the event that it is properly brought before the meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                                   FORM 10-K

    A copy of AET's annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to: Applied Extrusion Technologies, Inc., ATTN: Anthony J. Allott, Assistant Secretary, 3 Centennial Drive, Peabody, Massachusetts 01960.

1065-PS-01

                                   APPENDIX A

                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  ORGANIZATION

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of directors who are independent of the management of the corporation and free of any relationships, which, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

II.  PURPOSE

    The Audit Committee shall provide assistance to the directors of the corporation in fulfilling their responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports and financial controls of the corporation. The Audit Committee's primary duties and responsibilities are:

    (1) To review the procedures and results of the external audit and to act as necessary on behalf of the Board of Directors between Board meetings with respect to the Company's audited financial reports, accounting procedures, financial controls and ethical practices.

    (2) To provide a direct communications link to the Board of Directors from the external auditors and the chief financial officer, and to help assure the quality of the Company's financial reporting and control systems.

    (3) To maintain free and open communication among the independent auditors, financial and senior management of the Company, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III.  COMPOSITION

    (1) The Audit Committee shall be comprised of two independent members of the Board of Directors until not later than June 14, 2001, at which time the committee membership will be increased to three independent members of the Board of Directors or such greater number of independent members of the Board of Directors (and/or one additional director who is not independent as defined in Rule 4200 of the NASD's listing standards, and is not a current employee or an immediate family member of such employee, provided that the Board of Directors, under exceptional and limited circumstances, determines that membership on the committee by such individual is required by the best interests of the corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination) as the Board of Directors shall from time to time so specify.

    (2) Each Member of the Audit Committee shall be able, or shall become able within a reasonable period of time after appointment to the Audit Committee, to read and understand financial statements, including balance sheets, income statements, and cash flow statements.

    (3) At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    (4) The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV.  DUTIES AND RESPONSIBILITIES

    The Audit Committee, acting, where applicable, by unanimous consent, shall have the following duties and responsibilities:

    (1) Review management's internal control procedures and practices for safeguarding assets, authorizing and recording transactions and complying with company policies and ethical practices and the comments of the auditors' staffs with respect to such policies and practices.

    (2) Approve any significant changes in the Company's accounting principles or financial reporting practices.

    (3) Review the Company's audited or unaudited financial statements, including, but not limited to, those contained in its Annual Report on Form 10-K before public distribution.

    (4) Review the annual audit plan of the independent auditors. Ensure the receipt from the outside auditors of a formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with such auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of such auditors; and take, or recommend that the full Board take, appropriate action to ensure the independence of such outside auditors.

    (5) Meet with the independent auditors regarding matters involving judgments about the clarity, consistency and completeness of financial statements and related disclosures.

    (6) Review the Company's organization to accomplish management's financial reporting and control responsibilities.

    (7) Review compliance with applicable regulatory and financial reporting requirements.

    (8) Conduct such other reviews as are necessary or advisable to discharge the foregoing responsibilities.

    (9) Review and reassess, on an annual basis, the adequacy of this Audit Committee Charter.

   (10) Recommend annually to the Board of Directors the firm of independent auditors to examine the Company's financial statements.

   (11) Meet semi-annually, or more frequently as needed, to carry out the foregoing duties and responsibilities.

   (12) Report to the Board of Directors at the next Board meeting after each Audit Committee meeting.

                                   APPENDIX B

                      APPLIED EXTRUSION TECHNOLOGIES, INC
                      2001 STOCK OPTION PLAN FOR DIRECTORS

    1.  PURPOSE

    The purpose of this 2001 Stock Option Plan for Directors (the "Plan") is to advance the interest of Applied Extrusion Technologies, Inc. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's common stock (the "Stock").

    2.  ADMINISTRATION

    The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options in accordance with the Plan to such directors as are eligible to receive options;
(b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 8, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under an option and to waive any condition or provision of an option.

    3.  EFFECTIVE DATE AND TERM OF PLAN

    The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, but the Plan and any options granted pursuant to the Plan shall be subject to the later approval thereof by the shareholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options previously granted may extend beyond that date.

    4.  SHARES SUBJECT TO THE PLAN

    (a) NUMBER OF SHARES. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 500,000.

    (b) SHARES TO BE DELIVERED. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

    (c) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

    5.  ELIGIBILITY FOR OPTIONS.

    Directors eligible to receive options under the Plan ("Eligible Directors") shall be any director who is not an employee of the Company.

    6.  TERMS AND CONDITIONS OF OPTIONS.

    (a) NUMBER OF OPTIONS.

    Each Eligible Director who has served as a Director of the Company for not less than ten years (measured as of the date of the Board's adoption of the Plan) shall be awarded an option covering 25,000 shares of Stock on June 30, 2001 (a "Service Grant"). In addition, each Eligible Director, excluding those who are directors on the date of adoption of the Plan, shall be awarded an initial grant governing 25,000 shares of Stock on the date of his or her first election (an "Initial Grant"). Each Eligible Director that is a director of the Company on each June 30 commencing June 30, 2001 shall be awarded on such June 30 an option covering 10,000 shares of Stock (an "Annual Grant"); provided, that if such Eligible Director has received an Initial Grant in the twelve months preceeding such June 30, then such Eligible Director shall not be entitled to the Annual Grant on such June 30.

    (b) EXERCISE PRICE. The exercise price of each option shall be 100% of the fair market value per share of the Stock at the time the option is granted, but not less, in the case of an original issue of authorized stock, than par value per share.

    (c) DURATION OF OPTIONS. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

    (d) EXERCISE OF OPTIONS.

    (1) The awards of options granted under this Plan shall become exercisable in the following manner: Each Service Grant, Annual Grant and Initial Grant shall become exercisable as to twenty-five percent (25%) of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of such grant.

    (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and
       (b) payment in full for the number of shares for which the option is exercised.

    (3) To the extent the Company must satisfy any federal, state or local withholding tax requirement in connection with an individual exercising an option, upon such exercise the Company shall withhold from the shares of stock to be delivered upon the exercise of the option the number of shares of stock having a fair market value equal to such withholding obligation.

    (4) If an option is exercised by the executor or administrator of a deceased director, or by the person or person to whom the option has been transferred by the director's will or the application laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

    (e) PAYMENT FOR AND DELIVERY OF STOCK. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with the guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the original terms of the option or by the Committee after grant of the option,
(A) through the
delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at lease six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (C) by delivery of a promissory note of the option holder to the Company, such note to be payable on such terms as are specified or (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (E) by any combination of the permissible forms of payment; PROVIDED, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the option holder.

    An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

    The Company shall not be obligated to deliver any shares of Stock
(a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

    (f) LIMITED TRANSFERABILITY OF OPTIONS. No option may be transferred, except
(i) by will or by the laws of descent and distribution or (ii) to parties that are eligible to have such transferred options and the underlying securities registered on the Plan's existing Form S-8 Registration Statements, such eligibility to be determined in accordance with the General Instructions to Form S-8 and other rulings and pronouncements of the Securities and Exchange Commission as may be in effect from time to time.

    (g) DEATH. Upon the death of any Eligible Director granted options under this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within six months after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of that six-month period, such options shall terminate to the extent not previously exercised.

    (h) OTHER TERMINATION OF STATUS OF DIRECTOR. If a director's service with the Company terminates for any reason other than death, all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(c)), but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Committee casts such discredit on him or her as to justify termination of his or her options. After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated.

    (i) MERGERS, ETC. Subject to Section 7, in the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or stock or a dissolution or liquidation of the Company, all options hereunder will terminate, but at least 20 days prior to the effective date of any such merger, sale, dissolution, or liquidation, the Committee shall make all options outstanding hereunder immediately exercisable, provided that, unless the event will give rise to a Change of Control (as hereinafter defined) or it is anticipated that a Change of Control will coincide with or follow the event, the Committee may instead arrange that the successor or surviving corporation, if any, grant replacement options.

    7.  CHANGE OF CONTROL

    Notwithstanding any other provision of this Plan, in the event of a Change of Control of the Company as defined in Exhibit A hereto each option held by each Eligible Director will immediately become fully exercisable.

    8. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND EFFECTIVENESS

    Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

    The Committee may at any time discontinue granting options under the Plan. The Committee may at any time or times amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) increase the number of options granted to Eligible Directors, (c) amend the definition of Eligible Director so as to enlarge the group of directors eligible to receive options under the Plan, (d) reduce the price at which options may be granted,
(e) change or extend the times at which options may be granted, or (f) amend the provisions of this Section 8, and no such amendment shall adversely affect the rights of any director (without his or her consent) under any option previously granted.

                                   EXHIBIT A

    A Change of Control will occur for purposes of this Plan if (i) any individual, corporation, partnership, company or other entity (including a "group" of the type referred to in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Act"), (a "Person") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% of the combined voting power of the Company's then-outstanding securities (other than as a result of acquisitions of such securities from the Company), (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement,
(iii) the Company is a party to, or the stockholders approve, a merger, consolidation, or other reorganization (other than (a) a merger, consolidation or other reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, or other reorganization, or (b) a merger, consolidation, or other reorganization effected to implement a recapitalization of the Company, or similar transaction, in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities), a sale of all or substantially all assets, or a plan of liquidation, or
(iv) individuals who, at the date hereof, constitute the Board cease for any reason to constitute a majority thereof; PROVIDED, HOWEVER, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be deemed to have been in office at the date hereof for purposes of this definition.

    Notwithstanding the foregoing provisions of this Exhibit A, a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirements under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees.

ZAET4B                              DETACH HERE


                                ANNUAL MEETING OF

                      APPLIED EXTRUSION TECHNOLOGIES, INC.

                                JANUARY 31, 2001

The undersigned hereby constitutes and appoints Messrs. Anthony J. Allott and John R. Dudek, or either of them, with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of Applied Extrusion Technologies, Inc. to be held on January 31, 2001 at the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock, par value $.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of all nominees for director and of the adoption of the 2001 Stock Option Plan for Directors, and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
  SIDE                                                                 SIDE

                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                              (NASDAQ NMS - AETC)


ZAET4A                               DETACH HERE


/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.


                         PLEASE DO NOT FOLD THIS PROXY.


1. Election of Directors.
The undersigned hereby GRANTS authority to elect the following nominees:

NOMINEES: (01) Richard G. Hamermesh and (02) Joseph J. O'Donnell

              FOR                             WITHHELD
              ALL     / /               / /   FROM ALL
           NOMINEES                           NOMINEES


     / /
         ---------------------------------------------
         For both nominees except as noted above


2. To approve the Company's 2001              FOR       AGAINST        ABSTAIN
   Stock Option Plan for Directors.           / /         / /            / /


   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         / /


Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.


Signature:                 Date:        Signature:               Date:
          ---------------       -------           -------------        -------